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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 6, 2001 (except with respect to matters discussed in the second paragraph of Note 1, and Note 11, as to which the date is March 14, 2001) included in IVAX Diagnostics Inc.'s Form 8-K dated March 29, 2001 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


Miami, Florida,
December 21, 2001.